Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Viper Energy, Inc.
Viper Energy Partners LLC*
New Cobra Pubco, Inc.*
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities (1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

	Other	Guarantee of Debt Securities (1)	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A		N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid					N/A		N/A

	Total Fee Offsets					N/A		N/A

	Net Fee Due					N/A		N/A

*	Co-Registrant
(1)
A subsidiary of Viper Energy, Inc., Viper Energy Partners LLC, which is named as a
Co-Registrant
in this Registration Statement, will be the issuer of the debt securities registered hereunder. Viper Energy, Inc. will fully and unconditionally guarantee Viper Energy Partners LLC’s payment obligations under any series of debt securities registered hereunder. Following the consummation of the pending acquisition of Sitio Royalties Corp., the payment obligations under any series of debt securities registered hereunder will be jointly and severally fully and unconditionally guaranteed by both Viper Energy, Inc. and New Cobra Pubco, Inc. No additional consideration will be received for the guarantees and, in accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(2)
There is to be registered hereunder such indeterminate number or amount of debt securities or guarantees of debt securities as may from time to time be issued by the registrants at indeterminate prices.

(3)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrants hereby defer payment of the registration fee required in connection with this Registration Statement.